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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to
the use of our report dated           , 1996, in the Registration Statement
(Form S-1) and related Prospectus of Halter Marine Group, Inc. for the registration of 3,450,000 shares of its common stock.


                                                               ERNST & YOUNG LLP

Dallas, Texas
            , 1996

     The foregoing consent is in the form that will be signed upon the completion of the organization of Halter Marine Group, Inc. as described in Note 1 to the consolidated financial statements.

                                                               ERNST & YOUNG LLP

Dallas, Texas

August 15, 1996